Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated August 24, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A (sixteen of the funds constituting Janus Investment Fund, referred to hereinafter as the “Trust”), which appear in the Janus Investment Fund Certified Shareholder Report on Form N-CSR for the year ended June 30, 2026. We also consent to the references to us under the cover page on the Statement of Additional Information and the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

{/s/PricewaterhouseCoopers LLP}

Denver, Colorado

October 26, 2026

Appendix A

Janus Henderson Adaptive Risk Managed U.S. Equity Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Government Money Market Fund

Janus Henderson High-Yield Fund

Janus Henderson International Dividend Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Low Duration Multi-Sector Income Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Small-Mid Cap Value Fund

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